                                 FORM OF BALLOT

                        HALL INSTITUTIONAL MORTGAGE FUND
                              LIMITED PARTNERSHIP

                                  CONSENT FORM

        THIS CONSENT IS SOLICITED ON BEHALF OF HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP BY ITS GENERAL PARTNER, HALL PENSION FUND ASSOCIATES, LTD. THIS SOLICITATION OF CONSENTS EXPIRES ON ______________, 1997 UNLESS EXTENDED OR TERMINATED EARLIER.

        The Units represented by this Consent, when properly executed, will be recorded as directed by the Unitholder. IF NO DIRECTION IS GIVEN, UNITS WILL BE COUNTED AS GIVING CONSENT TO THE PROPOSAL (AS DEFINED BELOW). However, a Consent returned by a broker or nominee on which such person expressly indicates lack of discretionary authority to CONSENT to the Proposal will be treated as being AGAINST the Proposal. Please note that an abstention will be counted as being AGAINST the Proposal.

        The undersigned, acting with regard to all Units held in HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP (the "Partnership") with respect to which the undersigned is entitled to give his, her or its consent on the Record Date, hereby consents, denies consent or abstains from consenting, all as indicated on the reverse side hereof, to approve the proposal (the "Proposal") to sell substantially all of the non-cash assets of the Partnership to Hall Financial Group, Inc. (the "Sale Transaction") followed by the liquidation and winding up of the Partnership as described in the Solicitation Statement dated ________________, 1997, receipt of which, together with all amendments and supplements thereto, if any, is hereby acknowledged. The dissolution and termination of the Partnership is contingent upon successful completion of the Sale Transactions. Delivery of this Consent, when properly executed, will revoke any consent, failure to consent or abstention heretofore given with respect to such Units.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE.)
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[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

1. TO APPROVE THE SALE OF CERTAIN LOANS OF THE PARTNERSHIP TO HALL FINANCIAL GROUP, INC. AND TO APPROVE THE DISSOLUTION, TERMINATION AND WINDING UP OF THE PARTNERSHIP (check one box).

    [ ]  Consent          [ ]  Against         [ ]  Abstain

    PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: Hall Pension Fund Associates c/o the HERMAN Group, 2121 San Jacinto Street, 26th Floor, Dallas, TX 75201. If you have any questions, please call (800) 747-2975. Facsimile copies of the Consent Form, properly completed and duly executed, will be accepted at (214) 999-9323 or (214) 999-9348.

YOU MAY REVOKE THIS CONSENT AT ANY TIME PRIOR TO THE EARLIER OF THE APPROVAL DATE (AS DEFINED IN THE SOLICITATION STATEMENT) OR THE EXPIRATION DATE (AS DEFINED IN THE SOLICITATION STATEMENT).

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

670018                 MTGI

JOHN SAMPLE
1234 MAIN STREET
ANYTOWN, USA 12345

Please be sure to sign and date this Consent.      Date
                                                       -------------------

---------------------------------         --------------------------------
      Unitholder sign here                        Co-owner sign here


DETACH FORM


                        670018

                        JOHN SAMPLE
                        1234 MAIN STREET
                        ANYTOWN, USA 12345